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                                                                     EXHIBIT 5.1

                           COWDEN, HUMPHREY & SARLSON

                             TELEPHONE
                           (216) 241-2880
                       ---------------------

                             TELECOPIER
                           (216) 241-2881
                        A LEGAL PROFESSIONAL ASSOCIATION

                              3500 TERMINAL TOWER
                             CLEVELAND, OHIO 44113
                                  TENTH FLOOR
                          NATIONAL CITY BANK BUILDING
                                1 CASCADE PLAZA
                               AKRON, OHIO 44308
                            TELEPHONE (216) 376-8651
                           TELECOPIER (216) 762-6008

                                 June 12, 1996

Advanced Lighting Technologies, Inc.
2307 East Aurora Road, Suite 1
Twinsburg, Ohio 44087

          RE: 3,795,000 Shares of Common Stock, Par Value $0.001 per Share to be Offered Through Underwriters

Gentlemen:

     Advanced Lighting Technologies, Inc., an Ohio corporation (the "Company"), proposes to file with the Securities and Exchange Commission (the "Commission")
its Registration Statement on Form S-1 (Registration No. 333-          ) (the
"Registration Statement") of which this opinion is to be a part. The Registration Statement relates to the proposed issuance and sale by the Company of up to 2,895,000 shares of Common Stock with a par value of $0.001 per share (the "Company Shares"), and the proposed sale by certain selling shareholders of 900,000 shares of Common Stock with a par value of $0.001 per share (the "Selling Shareholders' Shares") in accordance with the form of Underwriting Agreement attached as Exhibit 1.1 to the Registration Statement (the "Underwriting Agreement") among the Company, Prudential Securities, Inc. and Raymond James & Associates, Inc., as representatives of the several underwriters named in Schedule 1 thereto. Capitalized terms not otherwise defined herein shall have the same meanings ascribed to them in the Registration Statement.

     We have acted as counsel to the Company in connection with the transaction that is the subject matter of the Registration Statement and are familiar with the various corporate proceedings relating thereto. We have examined the corporate records of the Company and such other instruments, documents and certificates as we have deemed necessary to provide a basis for this opinion.

     For the purposes of this opinion, we have assumed that: (a) the proposed transaction will be carried out on the basis set forth in the Registration Statement and in conformity with the authorizations, approvals, consents and/or exemptions of the securities laws of the various states and of other jurisdictions of the United States, (b) the Commission shall have issued an order declaring the Registration Statement effective, (c) all requisite authorizations, approvals, consents or exemptions under the securities laws of the various states and other jurisdictions of the United States shall have been obtained, (d) the certificates evidencing the Company Shares shall have been duly executed and delivered in exchange for the requisite related purchase price, and (e) the certificates evidencing the Selling Shareholders' Shares have been duly executed and shall have been delivered in exchange for the requisite related purchase price.

     Based on the foregoing, we are of the opinion that: (i) the Company Shares, when sold in accordance with the terms of the Registration Statement, will be legally issued, fully paid and nonassessable and (ii) the Selling Shareholders' Shares, when sold in accordance with the terms of the Registration Statement, will be legally issued, fully paid and nonassessable.
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                           COWDEN, HUMPHREY & SARLSON

Advanced Lighting Technologies, Inc.
June 12, 1996
Page Two

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as a part thereof, or as an exhibit to any document that may be filed with respect to the proposed transaction under the securities laws of the various states and other jurisdiction of the United States. We also consent to the reference of our firm under the caption ("Legal Matters") and elsewhere in the Prospectus which is a part of the Registration Statement.

     We are admitted to practice in the State of Ohio and do not express any opinion herein other than as to the laws of the State of Ohio and the federal laws of the United States.

                                        Very truly yours,

                                        COWDEN, HUMPHREY & SARLSON CO., L.P.A.